Exhibit 99.1

FOR IMMEDIATE RELEASE: January 5, 2009 Media Contact:

Josh Austin, Overstock.com, Inc.

+1 (801) 947-4364

joaustin@overstock.com

Investor Contact:

Kevin Moon, Overstock.com, Inc.

+1 (801) 947-3282

kmoon@overstock.com

Overstock.com Hires Steve Chesnut as Senior Vice President, Finance

David Chidester moves to Senior Vice President, Internal Reporting and Information

SALT LAKE CITY — Overstock.com, Inc. (Nasdaq: OSTK) reported today that it has appointed Steve Chesnut as Senior Vice President, Finance of the company. Mr. Chesnut’s duties will include supervision of financial planning and analysis, accounting, SEC compliance and reporting, investor relations, and treasury functions.  Mr. Chesnut will be the company’s principal financial and accounting officer and will report to the company’s President, Jonathan Johnson.

“Steve is a great addition to the Overstock team,” said Patrick Byrne, Chairman and Chief Executive Officer of Overstock.com.  “We felt that now was the right time to enhance our team by bringing in additional talent. His experience at two of America’s largest and finest retailers will be of great benefit to Overstock.”

Most recently Mr. Chesnut, 49, served as Vice President, Strategy/Market Development/Sales for HD Supply, Inc., a privately-held wholesale distribution company based in Atlanta, Georgia, from August 2007 until he joined Overstock.com.  From 1998 to August 2007, Mr. Chesnut served in a variety of capacities for The Home Depot or its subsidiaries, including Director, Business Development for HD Supply (prior to its sale by Home Depot), Director, Finance and Chief Financial Officer for Home Depot Supply, Director, New Concept Development, and Director, Strategic Planning.  Prior to joining The Home Depot, Mr. Chesnut served in a variety of operational, planning and financial positions for Target Stores Inc. from 1986 to 1998.  Mr. Chesnut holds a bachelor’s degree in accounting and business management from Southern Utah University, and a master of business administration degree in finance and strategic planning from Brigham Young University.

Overstock.com also reported today that David Chidester, the company’s former Senior Vice President, Finance, will become the company’s Senior Vice President, Internal Reporting and Information. Mr. Chidester’s duties will include supervision of the company’s internal data and information, including internal reporting and cost accounting functions. Mr. Chidester will report to the company’s Chief Executive Officer, Patrick Byrne.

“Dave has been with the firm since our early days and has done a nice job building and managing our finance departments for many years,” said Byrne. “As we’ve grown, his duties have expanded to include internal reporting – a function that provides key information and data that is used by the rest of the firm to make informed business decisions.  This is now a large enough task that it requires his full time focus.”

Mr. Chidester, 37, joined the company in 1999 as the Corporate Controller, was named acting Chief Financial Officer in August 2003, and promoted to the CFO position (Vice President of Finance) in January 2004.   Before joining Overstock.com, Mr. Chidester served four years as a senior auditor with PricewaterhouseCoopers.  Mr. Chidester earned a bachelor’s degree in accounting, and a master of business administration degree from the University of Utah.

About Overstock.com

Overstock.com, Inc. is an online retailer offering brand-name merchandise at discount prices.  The company offers its customers an opportunity to shop for bargains conveniently, while offering its suppliers an alternative inventory distribution channel.  Overstock.com, headquartered in Salt Lake City, is a publicly traded company listed on the NASDAQ Global Market System and can be found online at

http://www.overstock.com. Overstock.com regularly posts information about the company and other related matters on its website under the heading “Investor Relations.”

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Overstock.com® is a registered trademark of Overstock.com, Inc.  All other trademarks are the property of their respective owners.

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements include, but are not limited to, statements regarding areas of the business that Messrs. Chesnut and Chidester will manage and to whom they will report. Our Form 10-K for the year ended December 31, 2007, our subsequent quarterly reports on Form 10-Q, or any amendments thereto, and our other subsequent filings with the Securities and Exchange Commission identify important factors that could cause our actual results to differ materially from those contained in our projections, estimates or forward-looking statements.